Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Byron Purcell	Christopher Savarese
(717) 975-5809	(717) 975-5718
investor@riteaid.com	Christopher.Savarese@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Announces Exchange Offer for Up to $750 Million Principal Amount of its Senior Notes Due 2023 and Related Consent Solicitation

CAMP HILL, Pa. (June 25, 2020) - Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced that it has commenced an exchange offer (the “Exchange Offer”) to Eligible Holders (as defined herein) for up to $750 million aggregate principal amount (the “Maximum Amount”) of its outstanding 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 8.000% Senior Secured Notes due 2026 (the “New Notes”) and cash, upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated June 25, 2020 (the “Offering Memorandum and Consent Solicitation Statement”). The purpose of the Exchange Offer is to improve the Company’s maturity profile by extending the maturity date of a portion of the Old Notes from April 2023 to November 2026. The Company is concurrently soliciting consents from all holders of the Old Notes (each, a “Holder”) to adopt certain proposed amendments to the indenture governing the Old Notes for a separate cash consent payment. As detailed below, for each $1,000 principal amount of Old Notes tendered before the Early Deadline and accepted for exchange, Holders will receive Total Exchange Consideration of $800 of New Notes and $194 in cash; the effective result of this is that, for each $1,000 of such Old Notes, $800 will be exchanged for New Notes at par and $200 will be exchanged for cash at 97% of par.

The table below summarizes the principal economic terms of the Exchange Offer.

Old Notes to be Exchanged	CUSIP Number / ISIN	Aggregate Principal Amount Outstanding	Exchange Consideration(1)	Early Tender Payment and Consent Payment(1)(2)	Total Exchange Consideration(1)(2)
6.125% Senior Notes due 2023	767754CH5 / US767754CH50 / U76659AW8 / USU76659AW82	$1,153,490,000	$760 principal amount of New Notes and $184 in cash	$40 principal amount of New Notes and $7.50 in cash (Early Tender Payment) and $2.50 in cash (Consent Payment)	$800 principal amount of New Notes and $194 in cash

(1)	For each $1,000 principal amount of Old Notes.

(2)	Includes the Early Tender Payment (as defined herein) of $40 principal amount of New Notes and $7.50 in cash and the Consent Payment (as defined herein) of $2.50 in cash per $1,000 principal amount of Old Notes. The Consent Payment is payable in respect of Consents received prior to the Consent Deadline (as defined herein), subject to the satisfaction of the conditions to such payment.

The New Notes will mature in November 2026, will be fully and unconditionally guaranteed on a senior secured basis by the same subsidiary guarantors that guarantee the Company’s existing credit facilities, the Company’s 7.500% Senior Secured Notes due 2025 (the “2025 Notes”) and the Old Notes, and will be effectively senior to the Old Notes. The New Notes and the related guarantees will be secured by substantially all of the Company’s subsidiaries’ assets, including (i) a first-priority lien on the Notes priority collateral, and (ii) a second-priority lien on the ABL priority collateral, which, in each case include assets of PBM entities (other than insurance entities) and also secure the Company’s existing credit facilities and the 2025 Notes. The New Notes will be equally and ratably secured by the same assets that secure the 2025 Notes.

The ABL priority collateral generally consists of cash and cash equivalents, accounts, receivables, payment intangibles, inventory, prescription files (including eligible script lists) and, prior to the repayment of the Company’s first-in, last-out senior secured term loan facility, intellectual property. The Notes priority collateral generally consists of equipment, fixtures, investment property (other than equity interests in subsidiaries), intellectual property (following the repayment of the Company’s first-in, last-out senior secured term loan facility) and other collateral to the extent it does not constitute ABL priority collateral.

In conjunction with the Exchange Offer, the Company is soliciting Consents (the “Consent Solicitation”) from all Holders to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Old Notes Indenture”), which would modify the debt and lien covenants to provide additional secured debt capacity by creating exemptions for (i) the $600 million of outstanding 2025 Notes and (ii) the New Notes. The adoption of the Proposed Amendments requires the consents (the “Consents”) of the Holders of at least a majority of the outstanding principal amount of the Old Notes (the “Requisite Consents”). If the Requisite Consents are received and the other conditions for the Consent Solicitation are satisfied or waived, Rite Aid will pay to each Holder that validly delivers (and does not revoke) its Consent prior to the Consent Deadline the Consent Payment of $2.50 in cash per $1,000 principal amount of Old Notes. Any Holder, including a Holder that is not an Eligible Holder, is permitted to deliver a Consent to the Proposed Amendments. Any Eligible Holder that tenders Old Notes pursuant to the Exchange Offer must also deliver the related Consent to the Proposed Amendments and Eligible Holders that validly tender their Old Notes pursuant to the Exchange Offer will be deemed to have delivered their corresponding Consents. An Eligible Holder may also deliver its Consent to the Proposed Amendments without tendering Old Notes.

In order to receive the Total Exchange Consideration of $800 in principal amount of New Notes and $194 in cash per $1,000 principal amount of Old Notes, which includes the “Early Tender Payment” of $40 of New Notes and $7.50 in cash per $1,000 principal amount of Old Notes and the Consent Payment of $2.50 in cash per $1,000 principal amount of Old Notes, Eligible Holders are required to validly tender their Old Notes in the Exchange Offer (and validly deliver the related Consents) prior to 5:00 p.m., New York City time, on July 9, 2020 (such date and time, as it may be extended by the Company, the “Early Deadline”). The consent solicitation will also expire at the Early Deadline, unless extended (the “Consent Deadline”). The Company may extend the Early Deadline or the deadline for receiving the Early Tender Payment without extending the Consent Deadline.

Eligible Holders will be eligible to receive only the Exchange Consideration of $760 in principal amount of New Notes and $184 in cash per $1,000 principal amount of Old Notes for any Old Notes tendered in the Exchange Offer after the Early Deadline. The Exchange Offer will expire at 11:59 p.m., New York City time, on July 23, 2020 (such date and time, as it may be extended by the Company, the “Expiration Time”).

In addition to the Total Exchange Consideration or Exchange Consideration, as applicable, Eligible Holders who tender (and do not validly withdraw) prior to the Expiration Time and whose Old Notes are accepted for exchange will also receive payment of accrued and unpaid interest in cash from the last interest payment date for the Old Notes (January 31, 2020), to, but not including, the settlement date for the Exchange Offer, which will occur promptly after the Expiration Time and is expected to be within two business days following the Expiration Time (the “Settlement Date”). Eligible Holders who either do not tender, or tender and validly withdraw will receive the interest payable on the Old Notes on August 1, 2020, if they are a Holder at the close of business on July 15, 2020. Eligible Holders who tender prior to the Early Deadline (and do not validly withdraw) and whose Old Notes are not accepted for exchange will receive the interest payable on the Old Notes on August 1, 2020.

The Maximum Amount is $750 million. If the Exchange Offer is oversubscribed, Old Notes will be accepted for exchange on a pro rata basis up to the Maximum Amount, and the balance of Old Notes not accepted for exchange will be returned to Eligible Holders; provided that Old Notes tendered for exchange before the Early Deadline will be accepted in priority to Old Notes tendered for exchange after the Early Deadline. In the event of such proration, Consents will be deemed to have been delivered with respect to, and the Consent Payment will be payable in respect of, all Old Notes validly tendered by Eligible Holders prior to the Consent Deadline, including the balance of Old Notes validly tendered prior to the Consent Deadline but not accepted for exchange as a result of proration. Rite Aid reserves the right to amend, extend or terminate the Exchange Offer at any time, subject to applicable law. In the event that Rite Aid amends, modifies or waives the terms of the Exchange Offer or Consent Solicitation in any respect, including to increase the Maximum Amount, all Old Notes tendered for exchange before the Early Deadline will continue to be accepted in priority to Old Notes tendered for exchange after the Early Deadline.

Old Notes that are tendered may be validly withdrawn, in whole or in part, at any time prior to 5:00 p.m., New York City time, on July 9, 2020, unless extended (the “Withdrawal Deadline”). Consents delivered in connection with the Consent Solicitation may not be revoked after the earlier of (i) the Consent Deadline and (ii) the date the supplemental indenture to the Old Notes Indenture (the “Supplemental Indenture”) is executed (the earlier of (i) and (ii), the “Consent Revocation Deadline”). Old Notes tendered after the Withdrawal Deadline may not be validly withdrawn and Consents delivered after the Consent Revocation Deadline may not be validly revoked (including in the event Rite Aid amends the Exchange Offer or Consent Solicitation or increases the Maximum Amount, except in certain limited circumstances where additional withdrawal rights are required by law).

At any point after the Consent Revocation Deadline, if we have received the Requisite Consents, we will execute the Supplemental Indenture, which we currently expect to do promptly upon receipt of the Requisite Consents. The Supplemental Indenture will become effective upon execution thereof by the Company, the guarantors party thereto, and the trustee under the Old Notes Indenture, but will provide that the Proposed Amendments will not become operative until the Settlement Date. If the Requisite Consents are obtained and the Supplemental Indenture becomes operative, any remaining Old Notes not tendered and exchanged for New Notes will be governed by the Old Notes Indenture as modified by the Supplemental Indenture.

The consummation of the Exchange Offer and Consent Solicitation is subject to the satisfaction or waiver of certain customary conditions as set forth in the Offering Memorandum and Consent Solicitation Statement, including receipt of the Requisite Consents.

The Exchange Offer and the issuance of the New Notes have not been and will not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or any other securities laws, and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and will be issued only to Holders that are (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”) and (ii) persons outside the United States, that are not “U.S. persons” in compliance with Regulation S under the Securities Act (“Regulation S”) and that are not acquiring the New Notes for the account or benefit of a U.S. person. Non-U.S. persons may also be subject to additional eligibility criteria. We refer to the Holders who have certified to us that they are eligible to participate in the Exchange Offer pursuant to at least one of the foregoing conditions as “Eligible Holders.” Only Eligible Holders are authorized to participate in the Exchange Offer.

Available Documents and Other Details

Documents relating to the Exchange Offer and Consent Solicitation will be distributed to Holders who complete and return an eligibility form confirming that they are either (i) a “qualified institutional buyer” under Rule 144A, (ii) not a “U.S. person” under Regulation S for purposes of applicable securities laws or (iii) neither a “qualified institutional buyer” under Rule 144A nor a “U.S. person” under Regulation S for purposes of applicable securities laws. Holders who desire to complete an eligibility form should either visit https://gbsc-usa.com/eligibility/riteaid or request instructions by sending an e-mail to contact@gbsc-usa.com or by calling Global Bondholder Services Corporation, the information and exchange agent for the Exchange Offer and Consent Solicitation, at (toll-free) (866) 470-3900 or (banks and brokers) (212) 430-3774. The eligibility form is also available electronically at: http://gbsc-usa.com/eligibility/riteaid.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum and Consent Solicitation Statement. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes or any other securities or of Consents. The Exchange Offer and Consent Solicitation is only being made pursuant to the Offering Memorandum and Consent Solicitation Statement. The Exchange Offer is not being made to Holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum and Consent Solicitation Statement.

About Rite Aid Corporation

Rite Aid Corporation is on the front lines of delivering health care services and retail products to over 1.6 million Americans daily. Rite Aid’s pharmacists are uniquely positioned to engage with customers and improve their health outcomes. Rite Aid provides an array of whole being health products and services for the entire family through over 2,400 retail pharmacy locations across 18 states. Through EnvisionRxOptions, Rite Aid provides pharmacy benefits services to approximately 4 million members nationwide.

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," and "will" and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our ability to complete the exchange offer and consent solicitation and any resulting charges or impact on our financial results; the impact of widespread health developments, including the global coronavirus (“COVID-19”) pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) which could materially and adversely affect, among other things, the economic and financial markets and labor resources of the locations in which we operate, access to credit, our front-end and pharmaceutical operations, commercial operations and sales force and executive and administrative personnel. These widespread health developments could also materially and adversely affect our third-party service providers, including suppliers and business partners, and customers and the demand for our products. These developments could result in recessionary economic conditions which could negatively impact our front-end sales and e-commerce business. Any of these developments could result in a material adverse effect on our business, financial conditions and results of operations; our ability to successfully implement our new business strategy (including any delays as a result of COVID-19) and improve the operating performance of our stores; our high level of indebtedness and our ability to satisfy our obligations and the other covenants contained in our debt agreements; general competitive, economic, industry, market, political (including healthcare reform), and regulatory conditions, as well as factors specific to the markets in which we operate; the impact of private and public third party payors’ continued reduction in prescription drug reimbursement rates and efforts to encourage mail order; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; the risk that we may experience shortages in our generic drug supply due to replenishment delays resulting from COVID-19, which could result in the substitution of generic drugs with brand drugs, which generally have a lower profit margin; the risk that changes in federal or state laws or regulations, including the Health Care Education Affordability Reconciliation Act, the repeal of all or part of the Patient Protection and the Affordable Care Act and any regulations enacted thereunder may occur; the impact of the loss of one or more major third party payor contracts and the risk that providers and state contract changes may occur; the risk that we will not be able to meet our obligations under our Transition Services Agreement (“TSA”) with Walgreens Boots Alliance, Inc. (“WBA”), which could expose us to significant financial penalties; the risk that we cannot reduce our selling, general and administrative expenses enough to offset lost income from the TSA as the amount of stores serviced under the agreement decreases; the risk that we may need to take further impairment charges if our future results do not meet our expectations; our ability to refinance our indebtedness on terms favorable to us; our ability to sell our calendar 2020 Centers of Medicare and Medicaid Services (“CMS”) receivable, which could negatively impact our leverage ratio; our ability to grow prescription count and realize front-end sales growth; the continued integration of our new senior management team and our ability to realize the benefits from our organizational restructuring; our ability to achieve cost savings through the organizational restructurings within our anticipated timeframe, if at all; decisions to close additional stores and distribution centers or undertake additional refinancing activities, which could result in further charges; our ability to manage expenses and our investments in working capital; the continued impact of gross margin pressure in the pharmacy benefit management (“PBM”) industries due to continued consolidation and client demand for lower prices while providing enhanced service offerings; risks related to compromises of our information or payment systems or unauthorized access to confidential or personal information of our associates or customers; our ability to maintain our current pharmacy services business and obtain new pharmacy services business, including maintaining renewals of expiring contracts, avoiding contract termination rights that may permit certain of our clients to terminate their contracts prior to their expiration, early price renegotiations prior to contract expirations and the risk that we cannot meet client guarantees; our ability to maintain our current Medicare Part D business and obtain new Medicare Part D business, as a result of the annual Medicare Part D competitive bidding process and meet the financial obligations of our bid; the expiration or termination of our Medicare or Medicaid managed care contracts by federal or state governments; changes in future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies; the risk that we could experience deterioration in our current Star rating with the CMS or incur CMS penalties and/or sanctions; the nature, cost and outcome of pending and future litigation and other legal or regulatory proceedings, and governmental investigations; the inability to fully realize the benefits of our tax attributes; and other risks and uncertainties described from time to time in our filings with the SEC.

###